UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

CAPITAL CITY ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-140806 (Commission File Number)	20-5131044 (IRS Employer ID No.)

920 West Easton Road, Burbank, Ohio 44214

(Address of principal executive office)

Registrant's telephone number, including area code: (614) 602-4788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) February 20, 2014, Capital City Energy Group, Inc. dismissed Malone Bailey, LLP (“MaloneBailey”) as the Registrant’s independent registered public accounting firm. The decision to dismiss MaloneBailey was approved by the Registrant’s board of directors on February 20, 2014, and we notified MaloneBailey of their dismissal on February 20, 2014.

During the time of MaloneBailey’s engagement (May 15, 2013 to February 20, 2014) as our independent registered public accounting firm MaloneBailey did not issue any reports on the our financial statements and (i) there were no disagreements between the Registrant and MaloneBailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of MaloneBailey, would have caused MaloneBailey to make reference to the matter in a report on our financial statements; and (ii) there were no reportable events as the term described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has requested MaloneBailey to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statement made above by us.  A copy of such letter is filed herewith as Exhibit 16.1 and incorporated herein by reference.

(b) On February 20, 2014, we engaged HJ & Associates, LLC (“HJ”) to serve as our independent registered public accounting firm for the years ending December 31, 2013 and 2012. During the past two fiscal years ended December 31, 2013 and 2012, we did not consult with HJ regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements. The decision to engage HJ was approved by our board of directors on February 20, 2014.

Item 9.01 Financial Statements and Exhibits

16.1           Letter from MaloneBailey, LLP to the Securities and Exchange Commission dated February 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  February 25, 2014

CAPITAL CITY ENERGY GROUP, INC.

By: /S/ Timothy S. Shear

Timothy S. Shear

Chief Executive Officer